                                                                    Exhibit 23.2


Consent of Independent Accountants


We consent to the inclusion in this registration statement of Brylane Inc. on Form S-8 of our report dated March 27, 1998 (except for note 16, as to which the date is April 3, 1998) on our audits of the consolidated balance sheet of Brylane Inc. as of February 1, 1997 and January 31, 1998, and the related consolidated statements of income, cash flows and partnership/stockholders' equity for the years ended February 3, 1996, February 1, 1997 and January 31, 1998.



/s/ PricewaterhouseCoopers

Indianapolis, Indiana
August 24, 1998

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